UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-26841 (Commission File Number)	11-3117311 (IRS Employer Identification No.)

One Old Country Road, Suite 500

Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.07 Submission of Matters to a Vote of Security Holders

1-800-FLOWERS.COM, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 11, 2017.  The stockholders considered five proposals, each of which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

1.          The following nominees for directors were elected to serve a one year term expiring at the 2018 annual meeting of the stockholders:

Nominee	For	Withheld	Broker Non-Votes
Geralyn Breig	268,096,407	6,002,506	4,378,527
Celia Brown	273,719,402	379,511	4,378,527
James Cannavino	273,665,548	433,365	4,378,527
Eugene DeMark	267,393,914	6,704,999	4,378,527
Leonard Elmore	270,426,242	3,672,671	4,378,527
Sean Hegarty	268,096,806	6,002,107	4,378,527
Christopher G. McCann	273,719,984	378,929	4,378,527
James F. McCann	272,375,912	1,723,001	4,378,527
Katherine Oliver	273,751,490	347,423	4,378,527
Larry Zarin	273,933,294	165,619	4,378,527

2.          The stockholders ratified the appointment of BDO USA, LLP to serve as registered public accountants for the fiscal year ending July 1, 2018.

For	Against	Abstain	Broker Non-Votes
278,398,176	35,726	43,538	-

3.          The stockholders approved the Company’s executive compensation (Say-on-Pay) by a non-binding advisory vote.

For	Against	Abstain	Broker Non-Votes
272,136,133	1,920,998	41,782	4,378,527

4.          The non-binding advisory vote on the frequency (Say-on-Frequency) of holding future stockholder advisory votes on executive officer compensation was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
11,386,304	39,031	262,638,709	34,869	-

5.          The stockholders rejected a shareholder proposal to provide that all of the Company's outstanding stock have one vote per share.

For	Against	Abstain	Broker Non-Votes
16,264,339	257,788,902	45,672	4,378,527

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2017

1-800-FLOWERS.COM, Inc. By: /s/ William E. Shea William E. Shea Chief Financial Officer & Senior Vice-President